UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013
UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)
1777 Sentry Parkway West, Gwynedd Hall, Suite 302 Blue Bell, Pennsylvania (Address of Principal Executive Offices)	19422 (Zip Code)
Registrant’s telephone number, including area code: (267) 464-1700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On October 16, 2013, UniTek Global Services, Inc. (“UniTek” or the “Company”) issued a press release discussing the Company’s financial results for the fiscal quarters ended March 30, 2013 and June 29, 2013. A copy of the Company’s press release is attached hereto as Exhibit 99.1. Such exhibit is provided under Item 9.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.
Item 7.01    Regulation FD Disclosure.
On October 15, 2013, the Company received notification from The NASDAQ Stock Market indicating that the Company has met the periodic filing requirements as set forth in NASDAQ Listing Rule 5250(c)(1) as a result of filing its Quarterly Reports on Form 10-Q for the quarters ended March 30, 2013 and June 29, 2013 with the Securities and Exchange Commission. A copy of the notification is attached hereto as Exhibit 99.2. Such exhibit is provided under Item 9.01 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of UniTek Global Services, Inc., dated October 16, 2013.
99.2	Notification from The NASDAQ Stock Market, dated October 15, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
UNITEK GLOBAL SERVICES, INC.

Date:	October 16, 2013	By:	/s/ Andrew J. Herning
Andrew J. Herning
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Exhibit Title
99.1	Press Release of UniTek Global Services, Inc., dated October 16, 2013.
99.2	Notification from The NASDAQ Stock Market, dated October 15, 2013.